UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 8, 2016
Date of Report (Date of earliest event reported)

CIBER, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6312 South Fiddler’s Green Circle, Suite 600E,
Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Ciber, Inc., (“Ciber”), the shareholders considered and acted upon three proposals pursuant to the Notice of Annual Meeting.  Of the approximately 80,540,481 shares eligible to vote as of the Record Date, April 11, 2016, the holders of record of shares were present at the meeting either in person or by proxy, constituting a quorum.

Proposal No.1:  Election of Directors.  By the vote described below, the shareholders elected the following individuals as Class I directors for three-year terms until the 2019 Annual Meeting of Shareholders:

Director	For	Withhold	Broker Non-Votes
Mark Floyd	61,156,854	2,515,086	9,734,841
Bobby G. Stevenson	61,204,953	2,466,987	9,734,841

Proposal No. 2: Advisory Vote on Executive Compensation.  By the vote described below, the shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

	For	Against	Abstain	Broker Non-Votes
Proposal 2	49,101,657	14,277,678	342,605	9,734,841

Proposal No. 3: Ratification of the Appointment of Independent Registered Public Accounting Firm. By the vote described below, the shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2016:

	For	Against	Abstain
Proposal 3	72,287,562	915,021	204,198

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: June 9, 2016	By:	/s/ Christian Mezger
Christian Mezger
Chief Financial Officer